                                                                    EXHIBIT 10.7

                     STOCK OPTION TERMS AND CONDITIONS UNDER
                       NON-EMPLOYEE DIRECTORS STOCK PLAN

1. Definitions; Section References. All terms used in these Terms and Conditions that are not otherwise defined shall have the meanings ascribed to them in the IPG Photonics Corporation (the "Company") Non-Employee Directors Stock Plan, as amended from time to time (the "Plan") or the applicable Notice of Grant relating to the award ("Notice"). Unless otherwise indicated, all section references are to sections of these Terms and Conditions. "Optionee" means the person to whom the Stock Option has been awarded.

2. Term and Exercise of Stock Option. The term and exercise of the Stock Option shall be as follows:

     (a) The term of the Stock Option granted shall commence as of the Grant Date and shall end on the tenth (10th) anniversary of the Grant Date (the "Expiration Date") and shall Vest as set forth in the Notice of Grant relating to the award ("Notice"), unless earlier terminated in accordance with Section 5. No option may be exercised after the Expiration Date. This Stock Option is a non-qualified stock option.

     (b) The Stock Option shall only be exercised to the extent the Stock Option has Vested and has not been previously exercised. The Stock Option granted shall be exercised by the Optionee by delivering the following to the Secretary of the Company or to any other person as may be designated by the Company from time to time, on any business day prior to or on the Expiration Date:

          (i) A signed Notice of Intent to Exercise Stock Options in the form prescribed by the Company from time to time specifying the number of shares the Optionee desires to purchase;

          (ii) Payment in full of the Exercise Price, subject to the requirements of Section 4; and

          (iii) Such other documents or agreements requested by the Secretary or the Committee.

     (c) For (i) the first six months following an IPO of the Company and (ii) the period(s) beginning not more than ten days prior to and ending not more than ninety days after the effective date(s) of one or more registration statements under the Securities Act of 1933 with respect to securities of the Company, Optionee agrees that Optionee may not sell, exchange, transfer, grant any option to for the purchase of or otherwise dispose of any Shares acquired upon exercise of the Option without the consent of the Company, which consent may be withheld in the Company's absolute and sole discretion. The Optionee appoints the Company (and any officer designated by the Company) to act as Optionee's agent and attorney-in-fact to negotiate with, execute and deliver to the managing underwriter in any such offering a lock-up agreement or other documents and instruments and to take any and all actions on behalf of the Optionee as may be appropriate to effectuate the foregoing as the attorney-in-fact approves in its sole judgment.

4.   Exercise Price.

     (a) The price per share at which the Stock Option shall be exercisable shall be the Exercise Price as defined in the Notice.

     (b) The Exercise Price of the shares subject to these Terms and Conditions may be paid by (i) certified or bank check; or (ii) such other means the Committee determines are consistent with the purpose of the Award and applicable law.

5.   Termination of Stock Option.

     (a) Death, Disability or Retirement. In the event of termination of the Optionee's Service due to death, Disability or Retirement, all non-Vested portions of this Stock Option shall immediately become vested, and all Vested portions of this Stock Option shall remain exercisable until the earlier of (i) the end of the 12-month period following the date of the Optionee's death or the date of the termination of his or her Service for disability or Retirement, as the case may be, or (ii) the date the Stock Options would otherwise expire.

     (b) Separation from Service for Cause. If Optionee's Service with the Company terminates for Cause, any unexercised Stock Option held by Optionee and not in fact exercised prior to termination shall immediately expire and all rights under such Stock Option shall immediately be forfeited.

    BY ACCEPTING THE AWARD, YOU AGREE TO THESE TERMS & CONDITIONS. READ THEM
                                   CAREFULLY.

     (c) Other Terminations of Service. If the Optionee's Service is terminated for any reason other than for Cause, death, Disability or Retirement:

          (i) all non-Vested portions of Stock Options held by the Optionee on the date of the termination of his or her Service shall immediately be forfeited by the Optionee as of such date; and

          (ii) all Vested portions of Stock Options held by the Optionee on the date of the termination of his or her Service shall remain exercisable until the earlier of (i) the end of the 90-day period following the date of the termination of the Optionee's Service, or (ii) the date the Stock Options would otherwise expire.

6. Rights as a Stockholder; Effect of Stock Option. The Optionee shall have no rights as a stockholder of the Company with respect to any shares covered by this Stock Option until the issuance of a stock certificate for those shares. Once this Stock Option or any portion thereof is exercised and shares are transferred to the Optionee, any shareholder agreements that apply to the shares shall be binding on the Optionee. This Stock Option shall not be deemed to confer upon the Optionee any rights to continue in the Service of the Company. Neither the Optionee nor his or her transferee is or will be obligated by the grant of the Stock Option to exercise it.

7.   Changes in Capitalization.

     (a) The grant of a Stock Option pursuant to the Notice and these Terms and Conditions shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

     (b) If, while this Stock Option is outstanding, the outstanding shares have increased, decreased, changed into, or been exchanged for a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization, reclassification, stock split, reverse stock split, stock dividend, or similar transaction, appropriate and proportionate adjustments shall be made by the Committee to the number and/or kind of shares which are subject to purchase under this Stock Option and for the Stock Option Exercise Price or prices applicable to this Stock Option. Such adjustments will be made so that the same proportion of the Company's issued and outstanding shares in each instance shall remain subject to purchase at the same aggregate Exercise Price.

     (c) In the event of a change in the shares of the Company as presently constituted, which is limited to a change of all its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be shares within the meaning of these Terms and Conditions.

     (d) In the event of a merger, consolidation, or acquisition of substantially all of the Company's shares or assets, the Committee may take such actions with respect to outstanding Stock Options as the Committee deems appropriate.

     (e) If any fractional share would result from any such adjustment under this Section 7, the Company shall not issue such fractional share, but shall round any portion of a share equal to .500 or greater up, and any portion of a share equal to less than .500 down, in each case to the nearest whole number.

8. Investment Representations. The Committee or the Secretary may require the Optionee to furnish to the Company, prior to the issuance of any shares upon the exercise of all or any part of this Stock Option, an agreement in which the Optionee represents that the shares acquired upon exercise thereof are being acquired for investment and not with a view to the sale or distribution thereof, and which provides for certain share transfer restrictions and other related matters.

9. Compliance with Securities Laws. Anything in these Terms and Conditions to the contrary notwithstanding, if, at any time specified herein for the issue of shares to the Optionee, any law, or any regulation or requirement of the Securities and Exchange Commission or any other governmental authority having jurisdiction shall require either the Company or the Optionee to take any action in connection with the shares then to be issued, the issue of the shares shall be deferred until the action shall have been taken; however, the Company shall have no liability whatsoever as a result of the non-issuance of the shares, except to refund to the Optionee any consideration tendered in respect of the Exercise Price.

    BY ACCEPTING THE AWARD, YOU AGREE TO THESE TERMS & CONDITIONS. READ THEM
                                   CAREFULLY.

10. Governing Law: Consent to Jurisdiction. This Agreement shall be construed by, enforced in accordance with and governed by the substantive laws of the State of Delaware without giving effect to its conflict of laws provisions thereof. The Company and the Optionee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with the Stock Option or these Terms and Conditions shall be brought only in the courts in the Commonwealth of Massachusetts, County of Worcester, and should Federal jurisdiction exist, the Federal Courts located in the District of Massachusetts, and (ii) consent to submit to the exclusive jurisdiction of such court for purposes of any action or proceeding arising out of or in connection with the Stock Option or these Terms and Conditions.

11. Notice. Any notice which either party hereto may be required or permitted to give to the other shall be in writing, and may be delivered personally or by mail, postage prepaid, if to the Company, addressed to the Company at the following address: IPG Photonics Corporation, 50 Old Webster Road, Oxford, MA 01540, USA, Attention: Secretary, or at any other address as the Company, by notice to the Optionee, may designate in writing from time to time; and, if to the Optionee, to the last know address of the Optionee or at any other address as the Optionee, by notice to the Company, may designate in writing from time to time.

12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the heirs, beneficiaries, legal representatives and successors of the parties. Any successors to the parties shall be entitled to all of the rights of and obligated to abide by all provisions of any shareholder agreements that apply to the shares held by such successors. The Company reserves the right to make changes to these Terms and Conditions in its sole discretion.

13. Severability. In the event that any one or more of the provisions or portion thereof contained in these Terms and Conditions shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of these Terms and Conditions and these Terms and Conditions shall be construed as if the invalid, illegal, or unenforceable provision or portion thereof had never been contained herein.

14. Entire Agreement. These Terms and Conditions, the Notice and the Plan constitute and contain the entire Agreement and understanding between the parties with respect to the subject matter hereof and supersede any and all prior agreements, if any, understandings and negotiations relating thereto. No promise, understanding, representation, inducement, condition or warranty not set forth herein has been made or relied upon by any party hereto.

15. Waiver. No waiver by either party of the application of any term, provision or condition of these Terms and Conditions, or a breach thereof by the other party, shall constitute a waiver of any succeeding breach of the same or any other provision hereof. No such waiver shall be valid unless executed in writing by the party making the waiver.

16. Transferability. The Optionee shall not transfer, sell, assign or otherwise dispose of the Stock Option other than by his or her will or the laws of descent and distribution. Any attempted transfer, sale, assignment or other disposition of the Stock Option, or of Optionee's rights and obligations with respect to the Stock Options or the these Terms and Conditions, contrary to the provisions of these Terms and Conditions shall be null and void.

17. Subject to Plan. This Stock Option is granted under and subject to the terms of the Plan. In the event of any conflict between the terms of these Terms and Conditions and the terms of the Plan, the terms of the Plan shall control.

18. Plan and Agreement Not a Contract of Employment or Service. None of the Plan, Notice or the Terms and Conditions is a contract of employment or Service, and no terms of the Optionee's Service will be affected in any way by the Plan, the Notice or these Terms and Conditions or related instruments, except to the extent specifically expressed therein. None of the Plan, the Notice or these Terms and Conditions will be construed as conferring any legal rights of the Optionee to continue to remain in Service with the Company, nor will it interfere with the right of the Company to remove the Optionee or to deal with him or her regardless of the existence of the Plan, the Notice or these Terms and Conditions.

                                [END OF DOCUMENT]

    BY ACCEPTING THE AWARD, YOU AGREE TO THESE TERMS & CONDITIONS. READ THEM
                                   CAREFULLY.


                                       -3-